Exhibit 1.1

                              KANSAS CITY SOUTHERN

                        1,494,469 Shares of Common Stock

                             Underwriting Agreement

                                                                December 4, 2006


Morgan Stanley & Co. Incorporated
c/o Morgan Stanley & Co. Incorporated 1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

     Grupo TMM, S.A., a sociedad anonima organized under the laws of the United Mexican States and a stockholder (the "Selling Stockholder") of Kansas City Southern, a Delaware corporation (the "Company"), proposes to sell to Morgan Stanley & Co. Incorporated (the "Underwriter"), an aggregate of 1,494,469 shares (the "Shares") of common stock, par value $0.01 per share (the "Stock"), of the Company. The Stock, including the Shares, will have attached thereto rights (the "Rights"). The Rights are to be issued pursuant to a Rights Agreement (the "Rights Agreement") dated as of September 29, 2005 between the Company and UMB Bank, n.a., as Rights Agent.

     The Company and the Selling Stockholder hereby confirm their agreement with the Underwriter concerning the purchase and sale of the Shares as follows:

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-1 (File No.: 333-138831) which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be a part of the registration statement at the time of its effectiveness (the "Rule 430 Information") is referred to herein as the "Registration Statement"; and as used herein the term "Prospectus" means the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) and the term "Preliminary Prospectus" means any preliminary form of the Prospectus. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus, the Time of Sale Information (as defined herein) or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus, Time of Sale Information (as defined below) or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder
(collectively, the "Exchange Act") that are deemed to be incorporated by reference therein. Capitalized terms

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used but not defined  herein shall have the meanings  given to such terms in the
Registration Statement and the Prospectus.

     The Company has prepared the following information (collectively with the information referred to in the next succeeding sentence, the "Time of Sale Information"): a Preliminary Prospectus dated December 1, 2006, as amended and supplemented, as of the Applicable Time (as defined below), including all information incorporated by reference therein, and each free-writing prospectus (as defined pursuant to Rule 405 under the Securities Act) and other information listed on Annex C hereto. If, subsequent to the date of this Agreement, the Company and the Underwriter have determined that such information included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein not misleading and have agreed to provide an opportunity to purchasers to terminate their old contracts and enter into new contracts, then "Time of Sale Information" will refer to the information available to purchasers at the time of entry into the first such new contract. "Applicable Time" means 5.30 P.M., New York City time, on the date of this Agreement.

     Purchase of the Shares by the Underwriter. (a) The Selling Stockholder agrees to sell the Shares to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Selling Stockholder at a purchase price per share of $25.7839 (the "Purchase Price") the number of Shares (to be adjusted by you so as to eliminate fractional shares) as set forth opposite its name in Schedule I hereto.

          The Selling Stockholder understands that the Underwriter intends to make a public offering of any or all Shares on the terms set forth in the Prospectus as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable. The Selling Stockholder acknowledges and agrees that the Underwriter may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through the Underwriter.

          Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Stockholder at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, N.Y. 10022 at 9.00 A.M. New York City time on December 4, 2006, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriter and the Selling Stockholder may agree upon in writing. The time and date of such payment for the Shares are referred to herein as the "Closing Date".

     Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Underwriter for the account of the Underwriter of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Underwriter shall request in writing not later than two full business days prior to the Closing Date with any transfer taxes payable in connection with the sale of the Shares duly paid by the Selling Stockholder. The certificates for the Shares will be made available for inspection and

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packaging by the Underwriter at the office of Morgan Stanley & Co.  Incorporated set forth above not later than 4.00 P.M., New York City time, on the business day prior to the Closing Date.

          Each of the Company and the Selling Stockholder acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm's length contractual counterparty to the Selling Stockholder with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholder or any other person. Additionally, the Underwriter is not advising the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or the Selling Stockholder with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or the Selling Stockholder.

     Representations and Warranties of the Company. The Company represents and warrants to the Underwriter and the Selling Stockholder that:

          Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter or the Selling Stockholder furnished to the Company in writing by the Underwriter and the Selling Stockholder, respectively, expressly for use in any Preliminary Prospectus.

          Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter or the Selling Stockholder furnished to the Company in writing by the Underwriter or the Selling Stockholder, respectively, expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

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          Free Writing Prospectus. Other than the Preliminary Prospectus and the
     Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) a "Free Writing Prospectus") other than
     (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or
     (ii)  the   documents   listed  on  Annex  D  hereto   and  other   written
     communications approved in writing in advance by the Underwriter. Each such Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter or the Selling Stockholder furnished to the
     Company  in  writing  by  the  Underwriter  or  the  Selling   Stockholder,
     respectively, expressly for use in any Free Writing Prospectus.

          Registration  Statement  and  Prospectus.   No  order  suspending  the
     effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter or the Selling Stockholder furnished to the Company in writing by the Underwriter and the Selling Stockholder, respectively, expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

          Incorporated Documents. The documents incorporated by reference in the Prospectus, when they become effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement

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     of a  material  fact or omitted to state a  material  fact  required  to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Financial Statements. The historical financial statements and the related notes thereto of the Company and its consolidated subsidiaries (including Grupo KCSM, S.A. de C.V. ("Grupo KCSM")) included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information, and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Information and the Prospectus. No other financial statements, including pro forma financial statements, are required to be included in the Registration Statement, the documents incorporated by reference therein, the Time of Sale Information and the Prospectus. The other historical financial and statistical information and data included or incorporated by reference in the
     Registration Statement, the Time of Sale Information and the Prospectus are, in all material respects, fairly presented.

          The Company is not an "ineligible issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and

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     regulations  of the  Commission  thereunder.  Except  for the Free  Writing
     Prospectuses, if any, identified in Annex D hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Free Writing Prospectus.

          No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

          Organization and Good Standing. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the business, properties, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          Subsidiaries. Each subsidiary of the Company has been duly organized, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the corporate, limited liability company or limited partnership power and authority, as the case may be, to own its property and to conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; the capital stock of the Company conforms to the description thereof contained in the Registration Statement; and all of the issued shares of capital stock, membership interests or partnership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise described in the Time of Sale Information and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except those that arise under the Amended and Restated Credit Agreement dated as of April 28, 2006, as amended through the date hereof, among the Company, The Kansas City Southern Railway Company, the subsidiary guarantors named therein and the lenders thereto (collectively, the "KCS Credit Facilities")

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          Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and perform its obligations thereunder, and all corporate action required to be taken for the due and proper
     authorization,   execution   and  delivery  of  this   Agreement   and  the
     consummation of the transactions contemplated hereby have been duly and validly taken.

          Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          No Preemptive Rights. The sale or delivery of the Shares is not subject to any preemptive right of stockholders of the Company arising under law or certificate of incorporation or by-laws of the Company, to any contractual right of first refusal or other right in favor of any person.

          The Rights. The Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to enforceability; and the Rights have been duly authorized by the Company and validly issued, and the poison pill security has been duly authorized by the Company and validly reserved for issuance and upon the exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

          No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation in any material respect of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except (a) in the case of clause (i) above, and only with respect to The Texas Mexican Railway Company, for any such violations that would not, individually or in the aggregate, have a Material Adverse Effect and (b) in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

          No Conflicts. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company and its subsidiaries or any agreement or other instrument binding upon the Company and its subsidiaries that are material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any

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     governmental body, agency or court having jurisdiction over the Company and its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and its subsidiaries of their obligations under this Agreement, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares and the registration of the Shares under the Securities Act.

          Legal Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the
     Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Information and the Prospectus and proceedings that could not reasonably be expected to have a Material Adverse Effect, or which could have a material advese effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

          Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act. KPMG Cardenas Dosal, S.C., who have certified certain financial statements of Grupo KCSM and its subsidiaries are independent public accountants with respect to Grupo KCSM and its subsidiaries as required by the Securities Act. PricewaterhouseCoopers S.C., who have audited financial statements of Grupo KCSM and its subsidiaries (and delivered its report with respect to the audited consolidated financial statements of Grupo KCSM and its subsidiaries as of December 31, 2004) incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, are independent public accountants with respect to Grupo KCSM and its subsidiaries as required by the Securities Act.

          Title to Real and Personal Property. The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) arise under the KCS Credit Facilities or (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and could not reasonably be expected to have a Material Adverse Effect.

          Title to Intellectual Property. The Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and knowhow (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their

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     respective  businesses,  except  where the  failure to possess  such rights could not reasonably be expected to have a Material Adverse Effect, and the conduct of their respective businesses will not conflict with, and, except as described in the Time of Sale Information and the Prospectus, the Company and its subsidiaries have not received any notice of any claim or conflict with, any such rights of others that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

          No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

          Investment Company Act. The Company is not and, after giving effect to the consummation of the transactions as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

          Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

          Licenses and Permits. The Company and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and, except as disclosed in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course, except where such revocation, modification or non renewal could not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

          No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except as would not have a Material Adverse Effect.

          Compliance With  Environmental  Laws. The Company and its subsidiaries
     (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, in each case except as described in the Time of Sale Information and the Prospectus or where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

          In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries. On the basis of such review, the Company has concluded that, except as described in the Time of Sale Information and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect

          Except as otherwise disclosed in the Time of Sale Information and the Prospectus, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and, except as otherwise disclosed in the Time of Sale Information and the Prospectus, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

          Compliance  With ERISA.  No  "prohibited  transaction"  (as defined in
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect, each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401 (a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

          Disclosure Controls. The Company and its subsidiaries maintain an effective system of disclosure controls that is designed to ensure that information required to be disclosed by the Company is recorded, summarized and reported to the Commission, including controls and procedures designed to ensure that such information is accumulated and communication to the Company's management as appropriate to allow timely decisions regarding required disclosure.

          Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or international financial reporting standards, as the case may be, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company's internal controls.

          Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance.

          No Unlawful Payments. Neither the Company nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          No Broker's Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares.

          No Registration Rights. No person other than the Selling Stockholder has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the best knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholder hereunder

          Contracts. There are no contracts, documents, pending legal or governmental actions, suits or proceedings of a character that would be required to be described in the Registration Statement, the Time of Sale Information and the Prospectus that are not set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus. All descriptions in the Registration Statement, the Time of Sale Information and the Prospectus of such contracts or documents are accurate in all material respects.

          No Legal Impediment to Sale. To the knowledge of the Company, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the sale of the Shares or suspends the sale of the Share in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the sale of the Shares or the use of the Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the sale of the Shares or the validity of this Agreement or any action taken or to be taken pursuant hereto.

          No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21 E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

          Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any provision of the SarbanesOxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

          Shares Listed on the NYSE. The Shares are listed on the New York Stock Exchange.

     Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to the Underwriter and the Company that:

          Required Consents; Authority. Except for the consents, approvals, authentications, orders and registrations or qualifications as may be required under federal securities laws and applicable state securities laws and "blue sky" laws in connection with the purchase and distribution of the Shares by the Underwriter, all consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and the Escrow and Custody Agreement dated December 4, 2006 (the "Custody Agreement") between the Selling Stockholder and the transfer agent for ths Shares, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, will be obtained as of the Closing Date; and the Selling Stockholder has full right, power and authority to enter into this Agreement and the Custody Agreement (collectively, the "Stockholder Documents"), and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder on the Closing Date; and the Stockholder Documents have each been duly authorized, executed and delivered by the Selling Stockholder.

          No Conflicts. The execution, delivery and performance by the Selling Stockholder of the Stockholder Documents, the sale of the Shares to be sold by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject,
     (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over the Selling

     Stockholder except, in the case of clause (i) and (iii) for such conflicts, breaches or violations which could not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the consummation of the transactions contemplated by this Agreement.

          Title to Shares. The Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims other than those pursuant to the Stockholders' Agreement (as defined in Section 4(k) hereof); the Selling Stockholder will have good and valid title to the Shares to be sold at the Closing Date by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; and upon (i) payment by the Underwriter for the Shares to be sold by the Selling Stockholder in accordance with this Agreement,
     (ii) delivery (within the meaning of Section 8-301 of the Uniform Commercial Code as in effect in the State of New York as of the date hereof (the "UCC")) of such Shares, as directed by the Underwriter, to, and receipt by Cede & Co. or other nominee designated by The Depository Trust Company ("DTC"), (iii) registration of the transfer of such Shares to, and registration of such Shares in the name of, Cede & Co. or other nominee designated by DTC and (iv) the crediting of such Shares to the account of the Underwriter maintained by DTC, assuming that such accounts are "securities accounts" (as defined in Section 8-501 of the UCC), DTC will be a protected purchaser (within the meaning of Section 8-503 of the UCC) of such Shares, the Underwriter will acquire "security entitlements" (as defined in Section 8-102 of the UCC) in respect of such Shares and, assuming that the Underwriter does not have "notice of an adverse claim" (within the meaning of Section 8-105 of the UCC) to such Shares, no action based on an "adverse claim" (within the meaning of Section 8-102(a)(i) of the UCC) to such Shares, whether framed in conversion, replevin, constructive trust, equitable lien, or other theory, may be asserted against the Underwriter with respect to such "security entitlement."

          No Stabilization. The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

          Registration Statement and Prospectus. (i) as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) as of the Applicable Time, the Time of Sale Information did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) as of its date, the Prospectus and any amendment or supplement thereto did not, and as of the Closing Date, the Prospectus will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Stockholder only makes such representation and warranty to the extent such statements or omissions were made or omitted in reliance upon and in conformity with information relating to the Selling Stockholder and were furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, Time of Sale Information and the Prospectus and any amendment or supplement thereto.

          Selling Stockholder Information. Wherever in this Agreement reference is made to any information relating to the Selling Stockholder contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Free Writing Prospectus, any amendment or supplement thereto, or any Time of Sale Information in reliance upon and in conformity with information furnished to the Company in writing by the Selling Stockholder expressly for use therein, such information shall be deemed to include any information regarding the Selling Stockholder contained in the latest draft of any such document which has been submitted to the Selling Stockholder or its counsel for review and which has either been approved by the Selling Stockholder or its counsel or as to which no objection or comment was made by the Selling Stockholder or its counsel prior to the public availability of the same

          Material Information. As of the date hereof, the Applicable Time and the Closing Date, the sale of the Securities by the Selling Stockholder is not and will not be prompted by any material information concerning the Company which is not set forth or incorporated by reference in the Registration Statement or the Prospectus.

          Solvency. The Selling Stockholder is, and will be after giving effect to the sale of the Shares and giving effect to the transactions related thereto as described in the Prospectus), Solvent. As used in this paragraph, the term "Solvent' `means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Selling Stockholder is not less than the total amount required to pay the probable liabilities of the Selling Stockholder on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Selling Stockholder is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Shares as contemplated by this Agreement, the Selling Stockholder is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the Selling Stockholder is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Selling Stockholder is engaged and
     (v) the Selling  Stockholder  does not fall within any of the provisions of
     Article 10 of the Mexican Ley de Concursos Mercantiles. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed in an amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          No Violation or Default. The Selling Stockholder is not (i) in violation of its charter or by-laws or similar organizational documents;
     (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder or any of its subsidiaries is a party or by which the Selling Stockholder or any of its subsidiaries is bound or to which any of the property or assets of the Selling Stockholder or any of its subsidiaries is subject; or (iii) in violation in any material respect of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority except for such violation which could not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the consummation of the transaction contemplated by this Agreement. The Selling Stockholder is current in its payment obligations under all its outstanding indebtedness and no default or event of default under such indebtedness has occurred and is continuing.

          Discharge of Existing Instruments. The obligations of the Selling Stockholder under each of (i) the indenture, dated as of August 11, 2004 (as amended by a supplemental indenture, effective as of August 20, 2004, by and among the Selling Stockholder, the guarantors named therein and The Bank of New York, as trustee; (ii) the security agreement dated April 1, 2005 between the Selling Stockholder and the Bank of New York as collateral agent and; (iii) the Mexican pledge agreement dated August 11, 2004 by and between the Selling Stockholder and The Bank of New York have been discharged in full as of the date hereof.

          Compliance with Stockholders Agreement and Registration Rights Agreement. The Selling Stockholder represents and acknowledges that the sale of the Shares by the Selling Stockholder pursuant to this Agreement will not violate the Stockholders Agreement, dated as of December 15, 2004, as amended by the certain letter agreement dated August 30, 2006 (the "Letter Agreement") by and between the Company, the Selling Stockholder and other parties named therein (the "Stockholders Agreement"), and the Registration Rights Agreement, dated as of December 15, 2004, by and between the Company, the Selling Stockholder and other parties named therein (the "Registration Rights Agreement").

     The Selling Stockholder specifically agrees that the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law or by the dissolution of the Selling Stockholder or by the occurrence of any other event. If the Selling Stockholder should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement and actions taken by the Selling Stockholder shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Selling Stockholder shall have received notice of such dissolution or other event.

     Further Agreements of the Company. The Company covenants and agrees with the Underwriter that:

          Effectiveness of the Registration Statement. The Company will use commercially reasonable efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to file promptly all reports and any information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus to the Underwriter in New York City prior to 10.00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request.

          Delivery of Copies. The Company will deliver, at its expense, (i) to the Underwriter, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to the Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Free Writing Prospectus as the Underwriter may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or dealer.

          Amendments or Supplements. Before preparing, using, authorizing, approving, referring to or filing any Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects.

          Notice to the Underwriter. The Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

          Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          Blue Sky Compliance. The Company will endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriter shall reasonably request; provided that the Company and its subsidiaries shall not be obligated to qualify as a foreign corporation in any jurisdiction in which they have not so qualified or to file a general consent to service of process in any jurisdiction.

          Earning Statement. The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11 (a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

          No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

          Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

     Further Agreements of the Selling Stockholder. The Selling Stockholder covenants and agrees with the Underwriter that:

          Tax Form. It will deliver to the Underwriter prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriter's documentation of its compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

     Conditions of Underwriter's Obligations. The obligation of the Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder and to the following additional conditions:

          Registration Compliance; No Stop Order. The Registration Statement (or if a post-effective amendment thereto is required to be filed under the Securities Act, such post-effective amendment) shall have become effective, and the Underwriter shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

          Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers and of the Selling Stockholder and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

          No Downgrade. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded (x) the Company or any of its subsidiaries, any of the Company's or its subsidiaries' securities or in the rating outlook for the Company or any of its subsidiaries and (y) the Selling Stockholder or any of its subsidiaries, any of the Selling Stockholder's or its subsidiaries' securities or in the rating outlook for the Selling Stockholder or any of its subsidiaries, in each case by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (in each case other than an announcement with positive implications of a possible upgrading).

          No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto pursuant to termination of old contracts and entry into new contracts by prospective purchasers) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

          Officer's Certificate. The Underwriter shall have received on and as of the Closing Date a certificate:

          with respect to the Company, in form and substance reasonably satisfactory to the Underwriter, of an executive officer of the Company (A) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representation of the Company set forth in
     Section 3(b) hereof is true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (C) to the effect set forth in paragraphs (a), (c) and (d) above with respect to the Company and its subsidiaries and with respect to the Selling Stockholder, in form and substance reasonably satisfactory to the Underwriter, of an executive officer or chief accounting officer of the Selling Stockholder and one additional senior executive officer of the Selling Stockholder who is satisfactory to the Underwriter (A) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and the representation of the Selling Stockholder set forth in Section 4(e) hereof is true and correct, (B) confirming that the other representations and warranties of the Selling Stockholder in this Agreement are true and correct and that the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, (C) to the effect set forth in paragraphs (c) and (d) above with respect to the Selling Stockholder and its subsidiaries and (D) confirming that the requirements for the delivery of such Shares to the Underwriter free and clear of all liens, encumbrances, equities or claims upon payment therefor in accordance with this Agreement have been complied with.

          KPMG Comfort Letters. (i) On the date of this Agreement and on the Closing Date KPMG LLP, independent public accountants, with respect to the Company and its subsidiaries, shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants' "comfort letters" to Underwriter with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that each letter delivered on the Closing Date shall use a "cut-off' date no more than three business days prior to such Closing Date and (ii) On the date of this Agreement, KPMG Cardenas Dosal, S.C., independent public accountants with respect to Grupo KCSM, S.A. de C.V. and its subsidiaries, shall have furnished to the Underwriter, at the request of the Company, a letter dated the date of this Agreement and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus provided, that such letter shall use a "cut-off' date no more than three business days prior to the date of this Agreement..

          PWC Comfort Letters. On the date of this Agreement PricewaterhouseCoopers S.C., independent public accountants with respect to Grupo KCSM, S.A. de C.V. and its subsidiaries, shall have furnished to the Underwriter, at the request of the Company, a letter dated the date of this Agreement and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus provided, that such letter shall use a "cut-off' date no more than three business days prior to the date of this Agreement.

          Opinion of Counsel for the Company. Sonnenschein Nath & Rosenthal LLP, outside United States counsel for the Company, and White & Case, outside Mexican counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex A-1 and A-2, respectively, hereto.

          Opinion of U.S. and Mexican Counsel for the Selling Stockholder. Haynes and Boone LLP, U.S. counsel for the Selling Stockholder, and Haynes and Boone S.A., Mexican counsel for the Selling Stockholder, shall have furnished to the Underwriter, at the request of the Selling Stockholder, their written opinions, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex B hereto.

          Opinion of U.S. Counsel for the Underwriter. The Underwriter shall have received on and as of the Closing Date an opinion of Shearman & Sterling LLP, U.S. counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date prevent the sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date prevent the sale of the Shares.

          Good Standing. The Underwriter shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries and the Selling Stockholder (certified copy of Registration of the Selling Stockholder, or any Mexican subsidiary of the Company, as the case may be, before the public registry of Commerce) in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

          Additional Documents. On or prior to the Closing Date the Company and the Selling Stockholder shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

     Indemnification and Contribution.

          Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), any Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (d) below.

          Indemnification of the Underwriter and the Company by the Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless
     (i) the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact relating to the Selling Stockholder provided in writing to the Company by the Selling Stockholder for use in, and contained in, the Registration Statement or the Prospectus (or any amendment or supplement thereto), any Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact about the Selling Stockholder required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (d) below; and (ii) the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
     Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact relating to the Selling Stockholder provided in writing to the Company by the Selling Stockholder for use in, and contained in, the Registration Statement or the Prospectus (or any amendment or supplement thereto), any Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact about the Selling Stockholder required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Notwithstanding anything to the contrary contained herein, the aggregate liability of the Selling Stockholder under Section 8 hereof shall not exceed the net proceeds received by such Selling Stockholder hereunder.

          Indeminifcation of the Selling Stockholder by the Company. The Company agrees to indemnify and hold harmless the Selling Stockholder, its affiliates, directors and officers and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), any Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein.

          Indemnification of the Company and the Selling Stockholder. The Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Stockholder to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Free Writing Prospectus or any Time of Sale Information.

          Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 8, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by the Underwriter, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholder shall be designated in writing by the Selling Stockholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

          Contribution.  If the indemnification  provided for in paragraphs (a),
     (b), (c) and (d) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds
     (before deducting expenses) received by the Selling Stockholder from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          Limitation on Liability. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Selling Stockholder or the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (f) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (f) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this
     Section 8, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

     Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     Termination. This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company and the Selling Stockholder, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

     Payment of Expenses. (b) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Free Writing Prospectus, the Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing any other documents relating to the offering of the Shares; (iv) the fees and expenses of the Company's counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriter); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.

          If (i) the Selling Stockholder for any reason fails to tender the Shares for delivery to the Underwriter or (ii) the Underwriter declines to purchase the Shares for any reason permitted under this Agreement, the
     Selling Stockholder agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.

          The Selling Stockholder shall pay all Selling Expenses, and shall reimburse the Company for all Registration Expenses (as such terms are defined in the Letter Agreement), related to the offering and sale of the Shares and the performance of the

     Company's obligations hereunder and under the Registration Rights Agreement and Letter Agreement. The Selling Stockholder shall be credited with all Registration Expenses advanced by the Selling Stockholder to the Company prior to the Closing Date. One business day prior to the Closing Date, the Company shall provide to the Underwriter and the Selling Stockholder a written good faith estimate of the total Registration Expenses incurred, net of all Registration Expenses theretofore advanced by the Selling
     Stockholder to the Company (the "Estimated Net Registration Expenses"), provided, however, that if the Company fails to provide such written good faith estimate of the Estimated Net Registration Expenses then the amount of the Estimated Net Registration Expenses shall be $367,000. The Underwriter shall disburse the offering proceeds net of underwriting discounts and commissions, Selling Expenses and the Estimated Net Registration Expenses to the Selling Stockholder and concurrently disburse the Estimated Net Registration Expenses to the Company. The Company shall provide the Underwriter and the Selling Stockholder with copies of all invoices for Registration Expenses actually incurred as and when received by the Company. Any amount by which the Estimated Net Registration Expenses exceed the total Registration Expenses actually incurred less all Registration Expenses theretofore advanced by the Selling Stockholder to the Company and any Registration Expenses remitted to the Company by the Underwriter in accordance with this Section 11(c) (the "Actual Net Registration Expenses") shall be reimbursed by the Company to the Selling Stockholder not later than 30 days after the date the Actual Net Registration Expenses are finally determined. Any amount by which the Actual Net Registration Expenses exceed the Estimated Net Registration Expenses shall be reimbursed by the Selling Stockholder to the Company not later than 30 days after the date the Actual Net Registration Expenses are finally determined. It is specifically understood and agreed that the Underwriter and the Selling Stockholder may rely on the written good faith estimate provided by the Company as set out above, as the case may be, and shall have no responsibility therefor other than as set forth in this
     Section 11(c).

     Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

     Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriter contained in this Agreement or made by or on behalf of the Company, the Selling Stockholder or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholder or the Underwriter.

     Certain Defined Terms. For purposes of this Agreement, (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (d) the term "significant subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

     Miscellaneous.

          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.
     Notices to the Underwriter shall be given to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036; Attention: Equity Syndicate Desk with a copy to the Legal Department. Notices to the Company shall be given to it at Kansas City Southern, 427 West 12th Street, Kansas City, Missouri, 64105 (Fax: 816983-1227); Attention: General Counsel. Notices to the Selling Stockholder shall be given to the Selling
     Stockholder at Grupo TMM, S.A., Avenida de la Cuspide No. 4755, Colonia Parques del Pedregal, 14010, Tlalpan, Mexico, DF (Fax: 5255-5666-1486);
     Attention: Jacinto Marina.

          Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Each of the Selling Stockholder, the Company and the Underwwriter irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. The Selling Stockholder has appointed CT Corporation

System as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit, action or proceeding relating to this Agreement, and agrees that service of process upon such agent, and written notice of said service to the Selling Stockholder by the person serving the same to the address provided in paragraph (b) above, shall be deemed in every respect effective service of process upon the Selling Stockholder in any such suit, action or proceeding. The Selling Shareholder further agrees that, in the event that CT Corporation System shall at any time cease to be such duly appointed and authorized agent for service of process, it shall take any and all action as may be necessary to ensure that there shall be a duly appointed and authorized agent for service of process in the Borough of Manhattan, The City of New York. Each of the Selling Stockholder, the Company and the Underwriter hereby irrevocably and unconditionally, to the fullest extent permitted by law, waives any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

          With respect to any Related Proceedings, the Selling Stockholder irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any judgment by a Specified Court ("Related Judgment"), the Selling Stockholder waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

          Nothing herein shall be construed to prevent or impair the right of the Underwriter to serve process in any other manner permitted by law.

          Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

          Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

          Headings.   The  headings  herein  are  included  for  convenience  of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         KANSAS CITY SOUTHERN

                                         By:
                                            ----------------------------------
                                              Name:
                                              Title:

                                         GRUPO TMM, S.A.

                                         By:
                                            ----------------------------------
                                              Name:
                                              Title:

                  Accepted: December 4, 2006

                  MORGAN STANLEY & CO. INCORPORATED

                  By: MORGAN STANLEY& CO. INCORPORATED



                  By:
                     ------------------------------------
                        Name:
                        Title:

                                                                      Schedule I



            Underwriter                                   Number of Shares
            -----------                                   ----------------

            Morgan Stanley & Co. Incorporated                 1,494,469
                                                              ---------

            Total                                             1,494,469

                                                                       Annex A-1


           [Form of Opinion of United States Counsel for the Company]

                                                                       Annex A-2


              [Form of Opinion of Mexican Counsel for the Company]

                                                                       Annex B-1


            [Form of Opinion of Counsel for the Selling Stockholder]

                                                                       Annex C-1


                            Time of Sale Information

                                                                       Annex D-2


                           [Free Writing Prospectuses]

                                      NONE.